UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2020

GREENSKY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38506	82-2135346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector	Suite 700	30342
Atlanta,	Georgia	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (678) 264-6105
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	GSKY	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

To the extent applicable, the information contained in Item 2.02 of this Current Report is incorporated by reference into this Item 1.01.

Item 2.02	Results of Operations and Financial Condition.

On April 6, 2020, GreenSky, Inc. issued a press release providing certain preliminary financial results for the quarter ended March 31, 2020 and additional business updates. The press release is included below.

GreenSky Provides Business, Operational and Liquidity Update
Company has $5 Billion of Funding to Support Future Transaction Volume

ATLANTA--(BUSINESS WIRE) – April 6, 2020 -- GreenSky, Inc. (“GreenSky” or the “Company”) (NASDAQ: GSKY), a leading financial technology company Powering Commerce at the Point of Sale®, today commented on business, operational and liquidity trends.
COVID-19 Response
"While the impact of COVID-19 continues to evolve, and the ultimate duration and severity of the pandemic are unknown, GreenSky is well positioned strategically and financially to adapt to the current environment,” said David Zalik, GreenSky Chairman & CEO.
“We remain highly focused on serving the needs of all members of the GreenSky ecosystem: our merchants, bank partners, and GreenSky program borrowers. Each of our bank partners is working with us to provide temporary relief from payments to GreenSky program borrowers requesting hardship assistance. Moreover, having successfully instituted a Company-wide work-at-home program to ensure the safety of all GreenSky associates and their families, we continue to support the ongoing loan servicing, enrollment, application, transaction processing, and funding needs of our bank partners, merchants and their consumer customers in seamless fashion. Finally, as indicated in the Transaction Volume and Credit Performance section below, we continue to be gratified by the durability of our business, including continued low delinquencies, during this highly unusual time,” added Zalik.
First Quarter Transaction Volume and Credit Performance
•Transaction volume in the first quarter was approximately $1.372 billion, up 10% over the quarter ended March 31, 2019. As previously disclosed, in January and February 2020, before COVID-19 began disrupting business activity nationally, GreenSky generated $905 million of transaction volume, up 16% over the comparable 2019 two-month period.
•In March 2020, as activity was beginning to slow due to COVID-19, transaction volume was nearly $467 million, slightly above March 2019 transaction volume of $461 million. In light of the impact of COVID-19, the Company anticipates second quarter transaction volume to continue to decline.
•Credit performance is historically strong as the Company enters the second quarter. The 30-day delinquencies were 1.23%, an 8 basis point improvement over the same quarter in 2019, and the weighted-average FICO score for originations in the first quarter of 2020 was greater than 770. The Company believes that its super-prime program borrowers and focus on promotional credit are strongly resilient.
The foregoing metrics are preliminary and unaudited.
Liquidity and Funding Position
•GreenSky has approximately $270 million of corporate liquidity, comprised of more than $170 million of unrestricted cash and an undrawn $100 million revolving credit facility.

•GreenSky has approximately $5 billion in funding capacity to support future transaction volume through 2021, comprised of approximately $1.6 billion of current unused bank partner funding commitments plus approximately $3.4 billion of additional capacity created as existing loans pay down or pay off.
◦Truist Bank has notified the Company that it will adjust its funding commitment from $3 billion to $2 billion, effective April 30, 2020, which, because Truist’s current funding level is near its maximum, will have only a nominal impact on the Company’s current funding position. This adjustment is reflected in GreenSky’s incremental funding capacity noted above.
◦GreenSky believes it has sufficient funding capacity to support anticipated fiscal 2020 transaction volume, in light of the anticipated COVID-19 pandemic impact upon loan demand.
•Additionally, GreenSky continues to actively diversify its funding to include a combination of commitments from banks and alternative funding structures with one or more institutional investors, financial institutions and other sources.
◦GreenSky anticipates closing a bank revolving credit facility of $500 million ($300 million of which would be committed) within the next 30 days to finance purchases by a Company-sponsored special purpose vehicle (the “SPV”) of participations in loans originated through the GreenSky program (the “Revolving Facility”). The Company expects the SPV to conduct periodic sales of the loan participations to third parties, which would allow additional purchases to be financed through the Revolving Facility. To the extent that such sales occur, the Revolving Facility could facilitate substantial incremental GreenSky program loan volume.
◦GreenSky is continuing to finalize its previously-announced $6 billion, three-year ($2 billion per annum) forward flow financing arrangement with a leading institutional asset manager (the “Forward Flow Facility”), which, given the COVID-19 pandemic, is now expected to close in the second half of 2020.
•Based on current and anticipated funding sources, including the Revolving Facility and the Forward Flow Facility, the Company believes that it will continue to have funding capacity that is sufficient to fund its business through 2021.
Looking Ahead
“GreenSky will continue to provide updated information as the impact of COVID-19 becomes clearer,” said David Zalik. “In the meantime, I want to thank GreenSky’s associates for their tireless efforts on behalf of our merchants, bank partners and consumers.”
About GreenSky, Inc.
GreenSky, Inc. (NASDAQ: GSKY) is a leading technology company Powering Commerce at the Point of Sale® for a growing ecosystem of merchants, consumers and banks. Our highly scalable, proprietary technology platform enables over 17,000 merchants to offer frictionless promotional payment options to consumers, driving increased sales volume and accelerated cash flow. Banks leverage GreenSky’s technology to provide loans to super-prime and prime consumers nationwide. Since our inception, over 3 million consumers have financed over $22 billion of commerce using our paperless, real time “apply and buy” technology. GreenSky is headquartered in Atlanta, Georgia. For more information, visit https://www.greensky.com.
Forward-Looking Statements
This press release contains forward-looking statements that reflect the Company's current views with respect to, among other things, its operations, including transaction volume; its financial performance; and bank partner commitments and other funding initiatives, including the timing and availability of the proposed forward flow financing arrangement and the Revolving Facility. You generally can identify these statements by the use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These risks and uncertainties include those risks described in GreenSky's filings with the Securities and Exchange Commission and include, but are not limited to, risks related to the extent and duration of the COVID-19 pandemic and its impact on the Company, its bank partners and merchants, GreenSky program borrowers, loan demand (including, in particular, for elective healthcare procedures), the capital markets (including the Company’s ability to obtain additional funding) and the economy in general; the Company's ability to retain existing, and attract new, merchants and bank partners or other funding partners, including the risk that one or more bank partners do not renew their funding commitments; its future financial performance, including trends in revenue, cost of revenue, gross profit or gross margin, operating expenses, and free cash flow; changes in market interest rates; increases in loan delinquencies; its ability to operate successfully in a highly regulated industry; the effect of management changes; cyberattacks and security vulnerabilities in its products and services; and the Company’s ability to compete successfully in highly competitive markets. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by law, GreenSky disclaims any obligation to update any forward-looking statement. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENSKY, INC.

Date:	April 6, 2020	By:	/s/ Robert Partlow
		Name:	Robert Partlow
		Title:	Executive Vice President and Chief Financial Officer